Exhibit 10.29

Securities Purchase Agreement

between

Dawn Lowry

and

Unique Logistics Holdings, Inc.

May 29, 2020

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "**Agreement**"), dated as of May 29, 2020 (the "**Effective Date**") is entered into between Dawn Lowry ("**Seller**") and Unique Logistics Holdings, Inc., a Delaware corporation with an address at 154-09 146th Avenue, Unit 3-B, Jamaica, NY 11434 ("**Buyer**", together with Seller the "**Parties**" and each a "**Party**").

RECITALS

WHEREAS, Seller owns (i) twenty percent (20%) of the common stock (such 20% interest, the "**UL BOS Common Stock**") of Unique Logistics International (BOS) Inc., a Massachusetts corporation ("**UL BOS**"); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the UL BOS Common Stock, on and subject to the terms and conditions set forth herein (the "**Transaction**").

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE IA

DEFINITIONS

Section 1A.01 In this Agreement the following words and expressions have the following meanings.

"**Agreed Form**"	means, in relation to any document, such document in the terms agreed between the parties to this Agreement and initialed by or on behalf of each of them for the purposes of identification;
"**Business Days**"	means a day on which banks are open for ordinary banking business in the USA (excluding Saturdays, Sundays and public holidays);
"**Closing Date**"	means the date set for Closing in accordance with Section 1.03.

ARTICLE I

PURCHASE AND SALE

Section 1.01 **Purchase and Sale.** Subject to the terms and conditions set forth herein, at the Closing

(as defined below), Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title, and interest in and to the UL BOS Common Stock, free and clear of, other than Permitted Liens (defined below), any mortgage, pledge, lien, charge, security interest, claim, or other encumbrance (singly and collectively, "**Encumbrances**"), for the consideration specified in Section 1.02 below. For the avoidance of doubt, debts and other liabilities of UL BOS and any security interests created thereunder in favor of the Seller shall not constitute Encumbrances for the purposes of this Agreement to the extent such liabilities are to be assumed by the Buyer or its affiliates hereunder ("**Permitted Liens**").

Section 1.02 Purchase Price. In consideration for the UL BOS Common Stock, (i) Seller shall enter into the Employment Agreement (as defined in Section 1.03) with Buyer; (ii) Seller shall receive a monthly payment from Buyer of $2,500 on each of the following thirty-six (36) monthly anniversaries of the Closing Date; and (iii) Buyer shall assume the debt of Seller (the "**Seller Debt**") ,which shall not exceed $200,000, to Unique Logistics Holdings Limited, which upon completion by Seller of 36 months of satisfactory and continuous service under the Employment Agreement (the "**Continuous Service**") shall be forgiven by Buyer and shall no longer be an obligation of Seller to Buyer. However, if Buyer does not complete the Continuous Service and the Employment Agreement is terminated by reason thereof, Buyer shall have the right to recover (the "**Recovery**") the full amount of the Seller Debt from Seller within ninety (90) days of the termination of the Employment Agreement. Notwithstanding the foregoing, Buyer's right of Recovery shall only apply under circumstances where the Continuous Service is not completed by reason of (A)the Employment Agreement being terminated by Buyer for Cause, as such term is defined in the Employment Agreement, or (B) Seller's voluntary termination of the Employment Agreement.

Section 1.03 Employment Agreement. At Closing, Seller and Buyer shall enter into an Employment Agreement in the form annexed hereto as Exhibit A (the "**Employment Agreement**"), under which Seller will be employed by Buyer in the capacity of Senior Vice President with responsibilities including, but not limited to, customs brokerage services, key accounts and specialist customer services. The Employment Agreement shall have a term of three years and provide for compensation consisting of a base annual salary of $210,000, a car allowance of $700 per month and participation in the Company's health insurance, employee incentive and other benefits programs. Following the Effective Date, Seller hereby agrees to promptly notify US Customs and Border Protection("**CBP**") of the change in ownership of UL BOS (the holder of a Customs Brokerage License) and use her best efforts to obtain proof of no objection status from CBP.

Section 1.04 Undisclosed Liabilities. Further to this Agreement, Seller shall provide Buyer with an internal management account of UL BOS's financial status as March 31, 2020 which shall include March 31, 2020 balance sheet information (the "**Balance Sheet**"). In the event that UL BOS is discovered to have liabilities as of March 31, 2020 which are not disclosed in the Balance Sheet (the "**Undisclosed Liabilities**") in an aggregate amount of at least $25,000, Buyer shall be entitled to promptly recover 20% of the amount of all Undisclosed Liabilities from Seller (the "**UL Payments**") up to a maximum aggregate amount of $45,000. Buyer's obligation to forgive the Seller Debt following satisfaction of the Continuous Service requirement shall be contingent upon all required UL Payments having been made by Seller.

Section 1.04 Closing. The Closing shall take place following the execution of this Agreement at such place as may be agreed to by Seller and Buyer. The date on which the Closing shall take place shall hereafter be referred to as the "**Closing Date**".

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 2.01 Authority of Seller; Enforceability: Consent. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller and, assuming due authorization, execution, and delivery by Buyer, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has all requisite power, authority and capacity to enter into this Agreement and to perform her obligations hereunder and to consummate the transactions contemplated hereby. No approval or consent of any persons other than Seller is necessary to consummate the transactions contemplated hereby (or, if necessary, such approval or consent has been obtained by Seller or waived by the person required to approve or consent). To the knowledge of Seller, UL BOS has not received notice that it is in violation of any applicable laws, ordinances or regulations affecting the operation of its business.

Section 2.02 No Conflicts. The execution, delivery, and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in any violation, breach, conflict with, or constitute a default under (i) the Shareholders' Agreement among Seller, Dawn Lowry and UL BOS dated December 1, 2011, as amended to date (the "**UL BOS Shareholders' Agreement**") (ii) any other contract or agreement to which Seller is a party or by which it is bound; (iii) any law applicable to Seller or any judgement, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body applicable to or binding on Seller, or (iv) the organizational documents of UL BOS; or (b) result in the creation or imposition of any Encumbrances on the UL BOS Common Stock.

Section 2.03 Legal Proceedings. There is no claim, action, suit, proceeding, or governmental investigation (collectively, "**Action**") of any nature pending or threatened against or by Seller (a) relating to or affecting the UL BOS Common Stock, or (b) that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 2.04 Ownership of UL BOS Common Stock.

(a) Seller is the sole legal, beneficial, record and equitable owner of the UL BOS Common Stock free and clear of all Encumbrances.

(b) Other than as set forth in the organizational documents of UL BOS, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of the UL BOS Common Stock.

Section 2.05 UL BOS Charter Documents. Attached hereto as Exhibit B are copies of the UL BOS Certificate of Incorporation and By-Laws, as amended to date.

Section 2.06 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 2.07 Taxes; Tax Matters. To Seller's knowledge, (a) all tax returns (including information returns) required to be filed on or before the Closing Date by UL BOS have been timely filed, (b) all

such tax returns are true, complete and correct in all respects, (c) all taxes due and owing by UL BOS (whether or not shown on any tax return) have been timely paid, (d) all deficiencies asserted, or assessments made, against UL BOS as a result of any examinations by any taxing authority have been fully paid, and (e) there are no pending or threatened actions by any taxing authority.

Section 2.08 Organization and Qualification. UL BOS is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its assets and to carry on its business as currently conducted. UL BOS is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to have a material adverse effect on UL BOS's results of operations, assets, business, prospects or condition (financial or otherwise) .

Section 2.09 Title to Assets. UL BOS has good and marketable title to all personal property owned by it that is material to its business, in each case free and clear of all Encumbrances, except for Encumbrances arising from the ordinary course of business (such as a security given to third party lenders over accounts receivables or assets of UL BOS) or that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property.

Section 2.10 Due Diligence. All Transaction Information (as defined in Section 4.01) provided by Seller to Buyer is true, correct and complete originals or copies of the documents, agreements, financials, and other materials purported to be provided or to which access has been given. To Seller's knowledge, none of the Transaction Information heretofore furnished by Seller to the Buyer contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of circumstances under which they are made, not misleading.

Section 2.11 No Other Representations or Warranties. Except for the representations and warranties contained in this Article II, neither Seller nor any agent of Seller has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller. All of the representations and warranties of Seller are and will be true on the date of this Agreement and the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Section 3.01 Authority of Buyer; Enforceability. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer and, assuming due authorization, execution, and delivery by Seller, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

Section 3.02 No Conflicts; Consents. No consent, approval, waiver, or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection

with the execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 3.04 Legal Proceedings. There is no Action of any nature pending or, to Buyer's knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to or serve as a basis for any such Action.

Section 3.5 Investment Purpose. Buyer is acquiring the UL BOS Common Stock for its own account for investment purposes and without a view towards, or for resale in connection with, any distribution thereof. Buyer has sufficient knowledge and experience in transactions of this type and is capable of evaluating the risks and merits of acquiring the UL BOS Common Stock.

Section 3.6 Due Diligence. All Transaction Information provided by Buyer to Seller is true, correct and complete originals or copies of the documents, agreements, financials, and other materials purported to be provided or to which access has been given. To Buyer's knowledge, none of the Transaction Information heretofore furnished by Buyer to the Seller contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of circumstances under which they are made, not misleading.

Section 3.7 No Other Representations or Warranties. Except for the representations and warranties made in this Article III, neither Buyer nor any agent of Buyer has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer. All of the representations and warranties of Buyer are and will be true on the date of this Agreement and the Closing Date.

ARTICLE IV
DUE DILIGENCE, CONDITIONS PRECEDENT TO CLOSING

Section 4.01 Due Diligence; Confidentiality. Each Party and its representatives, officers, employees and advisors, including accountants and legal advisors, as applicable, will provide the other Party and its representatives, officers, employees and advisors, including accountants and legal advisors, as applicable, with all information, books, records and property (collectively, "**Transaction Information**") that such other Party reasonably considers necessary or appropriate in connection with its due diligence inquiry. Each Party will use its commercially reasonable best efforts to maintain the confidentiality of the Transaction Information, unless all or part of the Transaction Information is required to be disclosed by applicable law or to the extent that such disclosure is ordered by a court of competent jurisdiction. For the avoidance of doubt, the Parties agree and acknowledge that the confidentiality obligations hereunder shall survive the expiration or termination of this Agreement for any reason, remaining in full force and effect, and that the terms and conditions of this Agreement shall not in any way result in the reduction or limitation of any damages arising out of any breach of such confidentiality obligations.

Section 4.02 Conditions. Closing is conditioned on the following conditions having been satisfied on or before the Closing Date (the "**Conditions**"):

(a) Satisfaction by each Party of the results of their respective legal, financial, and operational due diligence.

(b) No court or governmental or regulatory authority having enacted or issued any statute, rule, regulation, judgment, injunction or other order which prohibits the consummation of, or materially adversely affects the anticipated benefits from, the transactions contemplated in this Agreement by the Closing.

(c) Each Party having obtained all consents and approvals needed with respect to this Agreement.

(d) UL BOS having been operated in the ordinary course consistent with past practices.

ARTICLE V
CLOSING DELIVERABLES

Section 5.01 Seller's Deliverables. At the Closing, Seller shall deliver to Buyer the following:

(a) The UL BOS Common Stock.

(b) Seller executed copy of the Employment Agreement.

Section 5.02 Buyer's Deliverables. At the Closing, Buyer shall deliver the following to Seller:

(a) Buyer executed copy of the Employment Agreement.

(b) Proof of Buyer's assumption of the Seller Debt.

(c) Buyer's board approval of this Agreement and the transactions contemplated hereby.

ARTICLE VI

TAX MATTERS

Section 6.01 Tax Advice.

(a) Seller represents and warrants that it has obtained from its own advisors and representatives, advice regarding the tax consequences to Seller from this Agreement. Seller further represents and warrants that it has not relied on Buyer or Buyer's advisors and representatives for such advice.

(b) Buyer represents and warrants that it has obtained from its own advisors and representatives, advice regarding the tax consequences to Buyer from this Agreement. Buyer further represents and warrants that it has not relied on Seller or Seller's advisors or representatives for such advice.

ARTICLE VII

INDEMNIFICATION

Section 7.01 Indemnification. Subject to the other terms and conditions of this **Article VII**, Buyer shall indemnify, protect and defend Seller, her affiliates and their respective officers, directors, employees, managers, members, stockholders, agents, partners and representatives and Seller shall indemnify, protect and defend Buyer, its affiliates and their respective officers, directors, employees, managers, members, stockholders, agents, partners and representatives (the party entitled to indemnification being hereafter referred to as the "**Indemnified Party**" and the party required to indemnify the other being hereafter referred to as the "**Indemnifying Party**") against, and shall hold the Indemnified Party harmless from and against, and shall pay and reimburse for, any and all damages, losses, liabilities and expenses incurred or sustained by, or imposed upon, the Indemnified Party based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer or Seller, as applicable, contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Indemnifying Party pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer or Seller, as applicable, pursuant to this Agreement; or

(c) any legal proceedings, tax assessments or other circumstances to which a party may become subject based upon the actions of the other party prior to the Closing.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Without limiting the generality of the foregoing, Buyer and Seller shall pay their own fees and expenses and those of its respective agents, advisors, attorneys and accountants with respect to carrying out due diligence, negotiating this Agreement and related documents, and the Closing.

Section 8.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 8.03 Notices. All notices, requests, consents, claims, demands, waivers, and other

communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

If to Seller:

Dawn Lowry
80 Green Street
Newbury, MA 01951
Email:
Facsimile:

If to Buyer:

Unique Logistics Holdings, Inc.
154-09 146th Avenue, 3-B
Jamaica, NY 11434
Attention:
Email:
Facsimile:

Section 8.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.05 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.06 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the terms and provisions in the body of this Agreement and those in the documents delivered in connection herewith, the Exhibits, the terms and provisions in the body of this Agreement shall control.

Section 8.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder. Notwithstanding anything to the contrary herein, Seller shall have the right to assign this Agreement and all or any of its rights or obligations under this Agreement to an affiliate for tax purposes, and the Buyer hereby consents to such assignment.

Section 8.08 No Third-Party Beneficiaries. Except as otherwise provided in this Agreement, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity (including any governmental authority) any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

Section 8.10 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 8.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule.

Section 8.12 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be determined by arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules. There shall be three arbitrators. The location of the arbitration shall be New York.

Section 8.13 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each party hereto (a) agrees that it shall not oppose the granting of such specific performance or relief and (b) hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.

Section 8.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.15 Survival of Representations. The Buyer and Seller agree and covenant that all of the representations and warranties in this Agreement shall survive the Closing or termination of this Agreement for a period of two years.

[*signature page follows*]

Dawn Lowry

BUYER

UNIQUE LOGISTICS HOLDINGS, INC.

By ______________________________
Name: Sunandan Ray
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

SELLER

____

Dawn Lowry

BUYER

UNIQUE LOGISTICS HOLDINGS, INC.

By________________________________
Name: Sunandan Ray
Title: Chief Executive Officer

EXHIBIT A

EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is made and entered into as of May 29, 2020, by and between **Unique Logistics Holdings, Inc.,** (the "Company"), a Corporation organized and existing under the laws of the State of Delaware (the "Company"), and Dawn Lowry of 80 Green Street, Newbury, MA 01951 ("Employee").

RECITALS

A. Employee is knowledgeable with respect to the business of the Company

B. Company desires to offer employment to Employee and Employee desires to be employed by Company.

C. Company and Employee agree to enter into an Employment Agreement providing for the term set forth in Section 3 below, with automatic annual one-year renewals thereafter on the terms and conditions herein provided.

In consideration of the mutual promises set forth in the Agreement the parties hereto agree as follows:

ARTICLE I

Term of Employment

1.01 Subject to the provisions of Article V, and upon the terms and subject to the conditions set forth herein, the Company will continue to employ Employee for the period beginning May 29, 2020 (the "Commencement Date") and ending on May 29, 2023, (the "Initial Term"). Effective April 1, 2023, the Employment may be terminated by either party upon serving 60 days' written notice of termination.

ARTICLE II
Duties

2.01 (a) During the term of employment, Employee will:

(i) Promote the interests, within the scope of her duties, of the Company and devote her full working time and efforts to the Company's business and affairs;

(ii) Serve as Senior Vice President of the Company; and

(iii) Perform the duties and services consistent with the title and function of such office, including without limitation, Customs Brokerage services, Key Accounts and Specialist Customer Services.

(b) Employee shall serve at the Company's Massachusetts office located in Middleton, MA or at an office location within a twenty (20) mile radius as determined by the Company's Board of Directors.

ARTICLE III

Base Compensation

3.01 The Company will compensate Employee for the duties performed by her hereunder by payment of a base salary at the rate of $210,000 per annum (the "Base"), payable in equal semimonthly installments, subject to customary withholding for federal, state, and local taxes and other normal and customary withholding items.

3.02 Reserved.

3.03 Performance Incentive. Employee will be entitled to participate in applicable Management Incentives and Stock Options that the Company may offer from time to time.

ARTICLE IV

Reimbursement and Employment Benefits

4.01 Health and Other Medical. Employee shall be eligible to participate in all health, medical, dental, and life insurance employee benefits as are available from time to time to other key management employees (and their families) of the Company, including a Life Insurance Plan, Medical, Vision and Dental Insurance Plan.

4.02 Vacation. Employee shall be entitled to vacation days and other paid time off in accordance with the Company's policies.

4.03 Performance Enhancing Items. Employee shall be entitled to receive from the Company (a) a car allowance of $700 per month; and (b) reimbursement by the Company for any pre-approved home office expenses.

4.04 Reimbursable Expenses. The Company shall in accordance with its standard policies in effect from time to time reimburse Employee for all reasonable out of pocket expenses actually incurred by her in the conduct of the business of the Company including air travel, quality hotels and rental cars, entertainment and similar executive expenditures provided that Employee submits all substantiation of such expenses to the Company on a timely basis in accordance with such standard policies.

4.05 Savings Plan. Employee will be eligible to enroll and participate, and be immediately vested in, all Company savings and retirement plans, including any 401(k) plans.

4.06 Reserved.

4.07 Reserved.

4.08 Reserved.

4.09 Reserved.

ARTICLE V

Termination

5.01 The Agreement may be terminated pursuant to Section 1.01, or upon the first to occur of the following (a) the Company's termination pursuant to section 5.02, (b) the Employee's termination pursuant to section 5.03 or (c) the Employee's death.

5.02 By the Company. The Agreement may be terminated by the Company upon written notice to the Employee upon the first to occur of the following:

(a) Disability. Upon the Employee's Disability (as defined herein). "Disability" shall mean Employee's inability to perform her duties as an employee despite all reasonable accommodations having been provided due to a medically determinable physical illness or injury. In the event the Company believes the Employee suffers from Disability, then the Company shall provide the opinions of two (2) board certified physicians, each certified in a specialty relevant to the disability and shall provide such opinions to the Employee or her representative at least 90 days prior to sending notice of termination based upon Disability.

(b) Cause. Upon the Employee's commission of Cause (as defined herein). The term "Cause" shall mean the following:

(i) Any ongoing and willful violation by Employee of any material provision of the Agreement (including without limitation Sections 6.01 and 6.02 hereof) causing demonstrable and serious injury to the Company, upon written notice of the same by the Company describing in detail the breach asserted and stating that it constitutes notice pursuant to Section 5.02(b)(i), which breach, if capable of being cured, has not been cured within sixty (60) days after such notice or such longer period of time if Employee proceeds with due diligence not later than ten (10) days after such notice to cure such breach.

(ii) Embezzlement by Employee of funds or property of the Company;

(iii) Fraud or willful misconduct on the part of Employee in the performance of her duties as an employee of the Company resulting in her causing demonstrable and serious injury to the Company, provided that the Company has given written notice of such breach which notice describes in detail the breach asserted and stating that it constitutes notice pursuant to Section 5.02(b)(iii), and which breach, if capable of being cured, has not been cured within sixty (60) days after such notice or such longer period of time if Employee proceeds with due diligence not later than ten (10) days after such notice to cure such breach; or

(iv) A felony conviction of Employee under the laws of the United States or any state (except for any conviction based on a vicarious liability theory and not the actual conduct of the Employee) that relates to the Employee's duties or responsibilities in connection with the Employment Agreement .

Upon a termination for Cause, the Company shall pay Employee her Base and benefits including vacation pay through the date of termination of employment; but Employee shall not receive severance under the Agreement upon termination for Cause.

5.03 By the Employee. The Agreement may be terminated by the Employee upon written notice to the Company upon the first to occur of the following:

(a) Change in Control. Upon the occurrence of a "Change in Control" (as defined herein) of the Company. The term "Change in Control" shall mean any of the following: (i) a replacement of more than one half of the Board of Directors of the Company, (ii) a sale of more than one half of the voting securities of the Company (or the entity ultimately owning or controlling such Company) or the sale or exchange of all or substantially all of the assets of either such Company, (iii) a merger or consolidation involving either such entity where the entity is not the survivor in such merger or consolidation (or the entity ultimately owning or controlling such entity), (iv) a liquidation, winding up, or dissolution of either such entity or (v) an assignment for the benefit of creditors, foreclosure sale, voluntary filing of a petition under the Bankruptcy Reform Act of 1978, or an involuntary filing under such act which filing is not stayed or dismissed within 45 days of filing.

(b) Constructive Termination. Upon the occurrence of a "Constructive Termination" (as defined herein) by the Company. The term "Constructive Termination" shall mean any of the following:

(i) Any breach by the Company of any material provision of the Agreement, including, without limitation, the assignment to the Employee of duties inconsistent with her position specified in Section 2.01 hereof or any breach by the Company of such Section, which is not cured within 60 days after written notice of the same by Employee, describing in detail the breach asserted and stating that it constitutes notice pursuant to Section 5.03;

(ii) A substantial and continued reduction in the level of support, services, staff, secretarial resources, office space, and accoutrements below that which is reasonably necessary for the performance of Employee's duties hereunder, consistent with that of other key executive employees.

5.04 Consequences of Termination. Upon any termination of Employee's employment with the Company, except for a termination for Cause, the Employee shall be entitled to a severance payment of 60 days' Base pay.

ARTICLE VI

Covenants

6.01 Employee shall treat as confidential and keep secret designated confidential information of the Company and shall not at any time during the term of employment, without the prior written consent of the Company, divulge, furnish, or make known or accessible to, or use for the benefit of, anyone other than the Company and its subsidiaries and affiliates any confidential information obtained by him in the course of her employment hereunder. *provided, however,* that confidential information of the Company

shall not include any information known or available generally to the public (other than as a result of unauthorized disclosure by Employee) or any non-proprietary information.

6.02 All records, papers, and documents kept or made by Employee relating to the business of the Company or its subsidiaries or affiliates or their clients shall be and remain the property of the Company.

6.03 Following the termination of Employee's employment hereunder for any reason except for those set forth in section 5.03 in which event this section is inapplicable, Employee shall not for a period of twelve (12) months from such termination, solicit any employee of the Company to leave such employ to enter the employ of Employee or of any person, firm, or Company with which Employee is then associated (except solicitation by general means such as newspapers).

6.04 If at the time of enforcement of any provision of the Agreement, a court shall hold that the duration, scope, or area restriction of any provision hereof is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope, or area reasonable under the circumstances shall be substituted by the court for the stated duration, scope, or area.

6.05 Employee acknowledges that any breach by her of the provisions of Article VI of the Agreement might cause irreparable harm to the Company and that a remedy at law for any breach or attempted breach of Article VI of the Agreement might be inadequate, and agrees that, notwithstanding Article VIII hereof, the Company may seek available remedies, including specific performance and injunctive and other equitable relief, in the case of any such breach or attempted breach.

6.06 The Company represents and warrants that the Agreement has been duly authorized, executed, and delivered on behalf of the Company and that the Agreement represents the legal, valid, and binding obligation of the Company and does not conflict with any other agreement binding on the Company.

ARTICLE VII

Assignment

7.01 The Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company without relieving the Company of its obligations hereunder. The Company may assign this Agreement to a subsidiary of the Company and may request that Employee perform services for a subsidiary of the Company including, but not limited to, Unique Logistics International (BOS) Inc, a Massachusetts corporation ("UL BOS"). Neither the Agreement nor any rights hereunder shall be assignable by Employee and any such purported assignment by him shall be void.

ARTICLE VIII

Entire Agreement

8.01 The Agreement constitutes the entire understanding between the Company and Employee concerning her employment by the Company or subsidiaries and supersedes any and all previous agreements between Employee and the Company or any of its affiliates or subsidiaries concerning such employment, including, without limitation, the Original Employment Agreement. Each party hereto shall pay its own costs and expenses (including legal fees) except as otherwise expressly provided herein

incurred in connection with the preparation, negotiation, and execution of the Agreement. The Agreement may not be changed orally, but only in a written instrument signed by both parties hereto.

ARTICLE IX

Applicable Law; Miscellaneous

9.01 The Agreement shall be governed by and construed in accordance with the laws of the State of New York. All actions brought to interpret or enforce the Agreement shall be brought in courts located in New York County.

9.02 Reserved.

9.03 The Company shall indemnify and hold harmless Employee to the full extent authorized or permitted by law with respect to any claim, liability, action, or proceeding instituted or threatened against or incurred by Employee or her legal representatives and arising in connection with Employee's conduct or position at any time as a director, officer, employee, or agent of the Company or any subsidiary thereof. The Company shall not change, modify, alter, or in any way limit the existing indemnification and reimbursement provisions relating to and for the benefit of its directors and officers without the prior written consent of the Employee, including any modification or limitation of any directors and officers liability insurance policy.

9.04 No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of the Agreement to be performed by such other party shall be deemed a continuing waiver or a waiver of any similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party hereto which are not set forth expressly in the Agreement.

9.05 The invalidity or unenforceability of any provision or provisions of the Agreement shall not affect the validity or enforceability of any other provision of the Agreement, which shall remain in full force and effect.

9.06 The Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

9.07 The section headings contained in the Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first written above.

UNIQUE LOGISTICS HOLDINGS, INC.

By: ______________________

Name: SUNANDAN RAY

Title: CEO

Employee:

____

Dawn Lowry

UNIQUE LOGISTICS HOLDINGS, INC.

By:_______________________________

Name:

Title:

Employee:

____

Dawn Lowry

D

The Commonwealth of Massachusetts

William Francis Galvin
Secretary of the Commonwealth

ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

ARTICLE I

The name of the corporation is:

Dynasty CHB, Inc.

ARTICLE II

98305004

The purpose of the corporation is to engage in the following business activities:

To act as Customhouse Broker freight forwarders, import export agents, freight broker steamship agents, airship agents, purchasing agents, foreign freight handlers, non vessel operating common carriers, warehousemen and intrastate and interstate truckmen; and to execute any and all papers and documents and to do any and all other things tha may be necessary or convenient to do in carrying on the foregoing business activities; and to carry on any other business, whether as brokers, sellers, buyers or otherwise; and to do any other thing permitted by all present and future laws of the Commonwealth of Massachusetts applicable to business corporations.

To construct, lease, purchase or otherwise acquire real estate and personal property any nature, or any interest therein, without limit as to amount or value, reasonably necessary or convenient for effecting or furthering any or all of the purposes and powers of the corporation. To purchase, lease or otherwise acquire, in whole or in part, as a going concern or otherwise, the business, good-will, rights, franchises, stocks, bonds or other securities issued by, and the property of every kind, and assu the whole or any part of the liabilities of, any person, firm, association, or corpora tion engaged in or authorized to conduct any business identical with or similar to any business authorized to be conducted by this corporation or owning property necessary suitable for its purposes, and to exercise all powers necessary or incidental to the conduct of such business. To hold, own, use, manage, operate, improve, lease, license mortgage, sell, dispose of or otherwise turn to account or deal with any or any part property of the corporation or any interest therein, but not to engage in the real estate business.

Insofar as may be permitted by law, to enter into, make, perform and carry out contra of any kind with any person, firm, association, or corporation, whether private, publ quasi-public or municipal, or body politic, whether foreign or domestic, and with and for any domestic or foreign state or government or territory or colony thereof.

To apply for, purchase, or in any other manner to acquire, outright or by way of lease license or otherwise, patents, trademarks, trade names, copyrights, secret processes, inventions, formulae, and improvements of any and every nature which may be necessary, convenient, incidental or advantageous to the corporation or for effecting any of its purposes; and to grant or license the same to others.

To have one or more offices and to carry on any or all of its operations and business any of the states, districts, territories, or colonies of the United States, in the

C ☐
P ☐
M ☐
R.A. ☐

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8½ x 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

(SEE ATTACHED SHEET 2A)

ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
COMMON:	12,500
PREFERRED:	

WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		
PREFERRED:		

ARTICLE IV

If more than one type, class or series is authorized, a description of each with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each type and class thereof and any series now established.

No subclassification of stock adopted.

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

Any stockholder, including the heirs, assign, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer i to the Corporation through the Board of Directors, in the manner following:

He shall notify the directors of his desire to sell or transfer by notice in writing which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter either accept the offer or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators a majority may act in the absence of such arbitrator.

After teh acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have thirty days within which to purchase the same at such valuation, but if at the expiration of thirty days, the Corporation shall not have exercised the right to so purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.

No shares of stock shall be sold or transferred on the books of the Corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirements.

ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state "None".)

None

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

Provinces of Canada, and in any and all foreign countries, subject to the laws of *such* state, district, territory, colony, province, or country.

To cause to have done any and all such acts and things as may be necessary, desirable, convenient or incidental to the consummation or accomplishment of any or all of the foregoing purposes.

In furtherance and not in limitation of these purposes and powers, to do all, and any things and exercise any and all powers necessary, convenient or advisable to accomplish one or more of the purposes of the corporation, or which shall at any time appear to be for the benefit of the corporation in connection therewith, which may now or hereafter be lawful for the corporation to do or exercise under and in pursuance of the laws of the Commonwealth of Massachusetts.

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

ARTICLE VIII

a. The street address of the corporation IN MASSACHUSETTS is: (post office boxes are not acceptable)

127 Holt Road, Andover, Massachusetts 01810

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS
President:	Jan S. Fitzpatrick	127 Holt Road, Andover, Massachusetts 01810	
Treasurer:	Same		
Clerk:	Same		
Directors:	Same		

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 29th day of October 19 96

Jan S. Fitzpatrick

____

____

NOTE: If an already-existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

553802

THE COMMONWEALTH OF MASSACHUSETTS

96 OCT 3 AM 9:50

ARTICLES OF ORGANIZATION

GENERAL LAWS, CHAPTER 156B, SECTION 12

I hereby certify that, upon an examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $ 200.00 having been paid, said articles are deemed to have been filed with me this 31st day of OCTOBER 1996

Effective date

William Francis Galvin
Secretary of the Commonwealth

FILING FEE: 1/10 of 1% of the total amount of the authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than one dollar or no par stock shall be deemed to have a par value of one dollar per share.

PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

James P. Sullivan, Esq.

Sullivan & Lynch, P.C.

156 State Street, Boston, MA 02109

Telephone: (617) 723-4488

D
PC

The Commonwealth of Massachusetts

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED **Articles of Amendment** FORM MUST BE TYPED

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation: Dynasty International, Inc.

(2) Registered office address: 365 Chelsea Street, East Boston, MA 02128
(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s): 1
(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted: November 5, 2014
(month, day, year)

(5) Approved by:

(check appropriate box)

☐ the incorporators.

☐ the board of directors without shareholder approval and shareholder approval was not required.

☑ the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article 1 The name of the corporation is: Unique Logistics International (BOS), Inc.

P.C.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: ______________________________

**G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.*

Signed by: ____,
(signature of authorized individual)

- ☐ Chairman of the board of directors,
- ☑ President,
- ☐ Other officer,
- ☐ Court-appointed fiduciary,

on this 5 day of November, 2014.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $______ having been paid, said articles are deemed to have been filed with me this _______ day of ____________, 20_____ , at _______a.m./p.m.
time

Effective date:____
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

____
Examiner

____
Name approval

____
C

____
M

TO BE FILLED IN BY CORPORATION
Contact Information:

Christopher B. Younger, Esq

GKG Law, P.C., 1054 31st Street, NW, Suite 200

Washington, D.C. 20007

Telephone: 202-342-5200

Email: cyounger@gkglaw.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

BY-LAWS

OF

DYNASTY CHB, INC.

(A Massachusetts Corporation)

Adopted: October 29, 1996
Date

Jan S. Fitzpatrick
Clerk

TABLE OF CONTENTS

BY-LAWS

OF

DYNASTY CHB, INC.

(A Massachusetts Corporation)

ARTICLE I

Stockholders

Section 1.1. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held on the 2nd Tuesday in March of each year.

The annual meeting shall be held at such place within the United States as may be designated in the notice of meeting. If the day fixed for the annual meeting shall fall on a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday. In the event that no date for the annual meeting is established, a special meeting may be held in place thereof, and any business transacted at such special meeting in lieu of annual meeting shall have the same effect as if transacted or held at the annual meeting.

Section 1.2. Special Meetings. Special meetings of the stockholders may be called at any time by the president or by the board of directors and shall be called by the clerk upon written application of one or more stockholders who hold shares representing at least ten (10%) percent of the capital stock entitled to vote at such meeting. Special meetings of the stockholders shall be held at such time, date and place within or without the United States as may be designated in the notice of such meeting.

Section 1.3. Notice of Meeting. A written notice stating the place, date, and hour of each meeting of the stockholders, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, and to each stockholder who, under the Articles of Organization or these By-laws, is entitled to such notice, by delivering such notice to such person or leaving it at their residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation, at least seven (7) days and not more than sixty (60) days before the meeting. Such notice shall be given by the clerk, an assistant clerk, or any other officer or person designated either by the clerk or by the person or persons calling the meeting.

The requirement of notice to any stockholder may be waived by a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto duly authorized, and filed with the records of the meeting, or if communication with such stockholder is unlawful, or by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice. Except as otherwise provided herein, the notice to the stockholders need not specify the purposes of the meeting.

If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.4. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

Section 1.5. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote owned by such stockholder of record according to the books of the corporation, unless otherwise provided by law or by the Articles of Organization. Stockholders may vote either in person or by written proxy. No proxy dated more than six months prior to the date of the meeting shall be valid although, unless otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.

Section 1.6. Action at Meeting. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except where a larger vote is required by law, the Articles of Organization or these By-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

Section 1.7. Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the consent shall be treated for all purposes as a vote at a meeting.

Section 1.8. Voting of Shares of Certain Holders. Shares of stock of the corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares of stock of the corporation may be voted by the holder of a durable power of attorney if such durable power of attorney specifically provides for such power to vote shares.

Shares of stock of the corporation standing in the name of a deceased person, a minor, ward or an incompetent person, may be voted by his or her administrator, executor or court-appointed guardian or conservator without a transfer of such shares into the name of such administrator, executor or court-appointed guardian or conservator. Shares of stock of the corporation standing in the name of a trustee may be voted by him or her.

Shares of stock of the corporation standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares.

ARTICLE II

Board of Directors

Section 2.1. Powers. Except as reserved to the stockholders by law, by the Articles of Organization or by these By-laws, the business of the corporation shall be managed under the direction of the board of directors, who shall have and may exercise all of the powers of the corporation. In particular, and without limiting the foregoing, the board of directors shall have the power to issue or reserve for issuance from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time to such person, for such consideration and upon such terms and conditions as they shall determine, including the granting of options, warrants or conversion or other rights to stock.

Section 2.2. Number of Directors; Qualifications. The board of directors shall consist of such number of directors (which shall not be less than the lesser of the number of stockholders or three (3)) as shall be fixed initially by the incorporator(s) and thereafter by the stockholders. No director need be a stockholder.

Section 2.3. Nomination of Directors.

(a) Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors. Nominations by stockholders shall be made by notice in writing, delivered or mailed by first class mail, postage prepaid, to the clerk of the corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less

than twenty-one (21) days' written notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the clerk of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders.

(b) Each notice under subsection (a) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee.

(c) The chairman of the meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.4. Election of Directors. The initial board of directors shall be elected by the incorporator(s) at the first meeting thereof and thereafter by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of directors as an item of business for such meeting. Each stockholder shall be entitled to cast one (1) vote for each share of stock entitled to vote owned by such stockholder for each available seat on the Board of Directors; cumulative voting shall not be allowed.

Section 2.5. Vacancies; Reduction of the Board. Any vacancy in the board of directors, however occurring, including a vacancy resulting from the enlargement of the board of directors, may be filled by the stockholders or by the directors then in office or by a sole remaining director. In lieu of filling any such vacancy the stockholders or board of directors may reduce the number of directors, but not to a number less than the minimum number required by Section 2.2. When one (1) or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 2.6. Enlargement of the Board. The board of directors may be enlarged by the stockholders at any meeting or by vote of a majority of the directors then in office.

Section 2.7. Tenure and Resignation. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any director may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the president, clerk or assistant clerk, if any. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 2.8. Removal. A director, whether elected by the stockholders or directors, may be removed from office with or without cause at any annual or special meeting of stockholders by vote of a majority of the stockholders entitled to vote in the election of such director, or for

cause by a vote of a majority of the directors then in office; provided, however, that a director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him or her.

Section 2.9. Meetings. Regular meetings of the board of directors may be held without call or notice at such times and such places within or without the Commonwealth of Massachusetts as the board may, from time to time, determine, provided that notice of the first regular meeting following any such determination shall be given to directors absent from such determination. A regular meeting of the board of directors shall be held without notice immediately after and at the same place as, the annual meeting of the stockholders or the special meeting of the stockholders held in place of such annual meeting, unless a quorum of the directors is not then present. Special meetings of the board of directors may be held at any time and at any place designated in the call of the meeting when called by the president, treasurer, or one or more directors. Members of the board of directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

Section 2.10. Notice of Meeting. It shall be sufficient notice to a director to send notice by mail at least forty-eight (48) hours before the meeting addressed, telegrammed or faxed to such person at his or her usual or last known business or residence address or to give notice to such person in person or by telephone at least twenty-four (24) hours before the meeting. Notice shall be given by the clerk, assistant clerk, if any, or by the officer or directors calling the meeting. The requirement of notice to any director may be waived by a written waiver of notice, executed by such person before or after the meeting or meetings, and filed with the records of the meeting, or by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice. A notice or waiver of notice of a directors' meeting need not specify the purposes of the meeting.

Section 2.11. Agenda. Any lawful business may be transacted at a meeting of the board of directors, notwithstanding the fact that the nature of the business may not have been specified in the notice or waiver of notice of the meeting.

Section 2.12. Quorum. At any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business. Any meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Section 2.13. Action at Meeting. Any motion adopted by vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except where a different vote is required by law, by the Articles of Organization or by these By-laws. The assent in writing of any director to any vote or action of the directors taken at any meeting, whether or not a quorum was present and whether or not the director had or waived notice of the meeting, shall have the same effect as if the director so assenting was present at such meeting and voted in favor of such vote or action.

Section 2.14. Action Without a Meeting. Any action by the directors may be taken without a meeting if all of the directors consent to the action in writing and the consents are filed with the records of the directors' meetings. Such consent shall be treated for all purposes as a vote of the directors at a meeting.

Section 2.15. Committees. The board of directors may, by the affirmative vote of a majority of the directors then in office, appoint an executive committee or other committees consisting of one or more directors and may by vote delegate to any such committee some or all of their powers except those which by law, the Articles of Organization or these By-laws they may not delegate. Unless the board of directors shall otherwise provide, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its meetings shall be called, notice given or waived, its business conducted or its action taken as nearly as may be in the same manner as is provided in these By-laws with respect to meetings or for the conduct of business or the taking of actions by the board of directors. The board of directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee at any time. The board of directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE III

Officers

Section 3.1. Enumeration. The officers shall consist of a president, a treasurer, a clerk and such other officers and agents (including a Chairman of the Board, Chief Executive Officer, one or more vice-presidents, assistant treasurers, assistant clerks, secretaries and assistant secretaries), with such duties and powers, as the board of directors may, in their discretion, determine. The President shall serve as Chief Executive Office until such time as the Board of Directors votes otherwise.

Section 3.2. Election. The president, treasurer and clerk shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders. Other officers may be chosen by the directors at such meeting or at any other meeting.

Section 3.3. Qualification. An officer may, but need not, be a director or stockholder and no officer shall be a director solely by virtue of being an officer. Any two or more offices may be held by the same person. The clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the directors to give bond for the faithful performance of his or her duties to the corporation in such amount and with such sureties as the directors may determine. The premiums for such bonds may be paid by the corporation.

Section 3.4. Tenure. Except as otherwise provided by the Articles of Organization or these By-laws, the term of office of each officer shall be for one year or until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3.5. Removal. Any officer may be removed from office, with or without cause, by the affirmative vote of a majority of the directors then in office; provided, however, that an officer may be removed for cause only after reasonable notice of not less than seven (7) days and opportunity to be heard by the board of directors prior to action thereon.

Section 3.6. Resignation. Any officer may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the president, clerk, or assistant clerk, if any, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event.

Section 3.7. Vacancies. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.

Section 3.8. President. The president shall be the chief executive officer of the corporation. Except as otherwise voted by the board of directors, the president shall preside at all meetings of the stockholders and of the board of directors at which he or she is present. The president shall have such duties and powers as are commonly incident to the office and such duties and powers as the board of directors shall from time to time designate.

Section 3.9. Vice-Presidents. Vice-presidents, if any, shall have such powers and perform such duties as the board of directors may from time to time determine.

Section 3.10. Treasurer and Assistant Treasurers. The treasurer, subject to the direction and under the supervision and control of the board of directors, shall have general charge of the financial affairs of the corporation. The treasurer shall have custody of all funds, securities and valuable papers of the corporation, except as the board of directors may otherwise provide. The treasurer shall keep or cause to be kept full and accurate records of account which shall be the property of the corporation, and which shall be always open to the inspection of each elected officer and director of the corporation. The treasurer shall deposit or cause to be deposited all funds of the corporation in such depository or depositories as may be authorized by the board of directors. The treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts and other negotiable instruments payable to the corporation. The treasurer shall have the power to borrow money and enter into and execute arrangements as to advances, loans and credits to the corporation. The treasurer shall perform such other duties as are incidental to the office, and such other duties as may be assigned by the board of directors.

Assistant treasurers, if any, shall have such powers and perform such duties as the board of directors may from time to time determine.

Section 3.11. Clerk and Assistant Clerks. The clerk shall record, or cause to be recorded, all proceedings of the meetings of the stockholders and directors (including committees thereof) in the books of records of this corporation. The record books shall be open at reasonable times to the inspection of any stockholder, director, or officer. The clerk shall notify the stockholders and directors, when required by law or by these By-laws, of their respective meetings, and shall perform such other duties as the directors and stockholders from time to time prescribe. The

clerk shall have the custody and charge of the corporate seal, and shall affix the seal of the corporation to all instruments requiring such seal, and shall certify under the corporate seal the proceedings of the directors and of the stockholders, when required. In the absence of the clerk at any such meeting, a temporary clerk shall be chosen who shall record the proceedings of the meeting in the aforesaid books.

The Assistant Clerk, if any, shall have such powers and perform such duties as the board of directors may from time to time designate.

Section 3.12. Other Powers and Duties. Subject to these By-laws and to such limitations as the board of directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

ARTICLE IV

Capital Stock

Section 4.1. Stock Certificates. Each stockholder shall be entitled to a certificate representing the number of shares of the capital stock of the corporation owned by such person in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Each certificate shall be signed by the president or vice-president and treasurer or assistant treasurer or such other officers designated by the board of directors from time to time as permitted by law, shall bear the seal of the corporation, and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the person to whom, it is issued. The corporate seal and any or all of the signatures of corporation officers may be facsimile if the stock certificate is manually counter-signed by an authorized person on behalf of a transfer agent or registrar other than the corporation or its employee.

If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue.

Section 4.2. Transfer of Shares. Title to a certificate of stock and to the shares represented thereby shall be transferred only on the books of the corporation by delivery to the corporation or its transfer agent of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a properly executed written power of attorney to sell, assign or transfer the same or the shares represented thereby. Upon surrender of a certificate for the shares being transferred, a new certificate or certificates shall be issued according to the interests of the parties.

Section 4.3. Record Holders. Except as otherwise may be required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge

or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

It shall be the duty of each stockholder to notify the corporation of his or her post office address.

Section 4.4. Record Date. In order that the corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any right, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any other action. In such case only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the books of the corporation after the record date.

If no record date is fixed: (i) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 4.5. Transfer Agent and Registrar for Shares of Corporation. The board of directors may appoint a transfer agent and a registrar of the certificates of stock of the corporation. Any transfer agent so appointed shall maintain, among other records, a stockholders' ledger, setting forth the names and addresses of the holders of all issued shares of stock of the corporation, the number of shares held by each, the certificate numbers representing such shares, and the date of issue of the certificates representing such shares. Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares which the corporation is authorized to issue and the total number of shares actually issued. The stockholders' ledger and the share register are hereby identified as the stock transfer books of the corporation; but as between the stockholders' ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders' ledger maintained by the transfer agent shall be on the official list of stockholders of record of the corporation. The name and address of each stockholder of record, as they appear upon the stockholders' ledger, shall be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or right deriving from such shares against the corporation. Stockholders, but not the corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any change in their names or addresses from time to time, and failure to do so will relieve the corporation, its other stockholders, directors, officers, agents and attorneys, and its

transfer agent and register, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders' ledger maintained by the transfer agent.

Section 4.6. Loss of Certificates. In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate may be issued in place thereof upon such terms as the board of directors may prescribe, including, in the discretion of the board of directors, a requirement of bond and indemnity to the corporation.

Section 4.7. Restrictions on Transfer. Every certificate for shares of stock which are subject to any restriction on transfer, whether pursuant to the Articles of Organization, the By-laws or any agreement to which the corporation is a party shall have the fact of the restriction noticed conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge.

Section 4.8. Multiple Classes of Stock. The amount and classes of the capital stock and the par value, if any, of the shares, shall be as fixed in the Articles of Organization. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Articles of Organization and these By-laws. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or (ii) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

ARTICLE V

Dividends

Section 5.1. Declaration of Dividends. Except as otherwise required by law or by the Articles of Organization the board of directors may, in its discretion, declare what, if any, dividends shall be paid by the corporation. Dividends may be paid in cash, in property, in shares of the corporation's stock, or in any combination thereof. Dividends shall be payable upon such dates as the board of directors may designate.

Section 5.2. Reserves. Before the payment of any dividend and before making any distribution of profits, the board of directors, from time to time and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the corporation such sum or sums as the board of directors shall deem to be in the best interests of the corporation, and the board of directors may modify or abolish any such reserve.

ARTICLE VI

Miscellaneous Provisions

Section 6.1. Articles of Organization. All references in these By-laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

Section 6.2. Fiscal Year. Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the last day of December of each year.

Section 6.3. Corporate Seal. The board of directors shall have the power to adopt and alter the seal of the corporation.

Section 6.4. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, and other obligations authorized to be executed by an officer of the corporation on its behalf shall be signed by the president, the treasurer or a vice-president except as the board of directors may generally or in particular cases otherwise determine.

Section 6.5. Voting of Securities. Unless the board of directors otherwise provides, the president or the treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

Section 6.6. Evidence of Authority. A certificate by the clerk or any assistant clerk as to any action taken by the stockholders, directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Articles of Organization or by these By-laws, or under any vote of the stockholders or the board of directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

Section 6.7. Corporate Records. The original, or attested copies, of the Articles of Organization, By-laws, records of all meetings of the incorporators and stockholders, and the stock transfer books (which shall contain the names of all stockholders and the record address and the amount of stock held by each) shall be kept in Massachusetts at the principal office of the corporation, or at an office of its resident agent, transfer agent or of the clerk or of the assistant clerk, if any. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to inspection of any stockholder for any purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

Section 6.8. Charitable Contributions. The board of directors from time to time may authorize contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earnings of which inures to the private benefit of any stockholder or individual.

ARTICLE VII

Amendments

Section 7.1. Amendment by Stockholders. Prior to the issuance of stock, these By-laws may be amended, altered or repealed by the incorporator(s) by majority vote. After stock has been issued, these By-laws may be amended, altered or repealed by the stockholders at any annual or special meeting by vote of a majority of all shares outstanding and entitled to vote, except that where the effect of the amendment would be to reduce any voting requirement otherwise required by law, the Articles of Organization or these By-laws, such amendment shall require the vote that would have been required by such other provision. Notice and a copy of any proposal to amend these By-laws must be included in the notice of meeting of stockholders at which action is taken upon such amendment.

Section 7.2. Amendment by Board of Directors.

(a) These By-laws may be amended, altered or repealed by the board of directors at a meeting duly called for that purpose by majority vote of the directors then in office, except that directors shall not amend the By-laws in a manner which:

(i) changes the stockholder voting requirements for any action;

(ii) alters or abolishes any preferential right or right of redemption applicable to a class or series of stock with shares already outstanding;

(iii) alters the provisions of Article VII; or

(iv) permits the board of directors to take any action which under law, the Articles of Organization or these By-laws is required to be taken by the stockholders.

(b) If the By-laws are amended, altered or repealed by the board of directors, notice of the amendment, alteration or repeal shall be given to all stockholders entitled to vote not later than the time of giving notice of the next meeting of stockholders following such amendment, alteration or repeal.

(c) Any amendment of these By-laws by the board of directors may be altered or repealed by the stockholders at any annual or special meeting of stockholders.

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